UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 21, 2005

Westpac Securitisation Management Pty Limited,

in its capacity as trust manager of the Series 1998-1G WST Trust

(Exact Name of Registrant as Specified in its Charter)

New South Wales

(State or Other Jurisdiction of Incorporation)

333-46945	Not Applicable
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

Level 25, 60 Martin Place, Sydney, NSW 2000, Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

011 61 (2) 9229-8131

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 10, 1998, pursuant to a series notice (the “Series Notice”), dated June 10, 1998, among the Series 1998-1G WST Trust (the “Trust”), Westpac Securities Administration Limited, as the issuer trustee (the “Issuer Trustee”), Westpac Securitisation Management Pty Limited, as the trust manager (the “Trust Manager”), Westpac Banking Corporation, as the approved seller (“WBC”), Morgan Guaranty Trust Company of New York, as the note trustee (the “Note Trustee”), and The Mortgage Company Pty Limited, as the servicer (“TMC”), a master trust deed (as amended by the Series Notice, the “Master Trust Deed”), dated as of February 14, 1997, between the Trust Manager and the Issuer Trustee, and a note trust deed (the “Note Trust Deed”), dated as of June 10, 1998, among the Issuer Trustee, the Trust Manager and the Note Trustee, the Trust issued Class A Mortgage Backed Floating Rate Notes and Class B Mortgage Backed Floating Rate Notes (together, the “Notes”). Pursuant to a security trust deed among the Issuer Trustee, the Trust Manager, the Note Trustee, and Perpetual Trustee Company Limited, as the security trustee (the “Security Trustee”), dated as of June 4, 1998 (the “Security Trust Deed”), the Issuer Trustee on behalf of the Trust granted a first ranking floating charge over the assets of the Trust to the Security Trustee to secure the Trust’s obligations under the Notes.

The Trust was created pursuant to the Master Trust Deed. Pursuant to the Master Trust Deed, the Issuer Trustee has the right to dispose the Trust’s assets, including a pool of housing loan rights (the “Trust Assets”). In addition, pursuant to the Note Trust Deed, after the pool balance of the Trust’s housing loans decreases to 10% or less of the original pool balance of those housing loans, the Issuer Trustee has the right to redeem all of the Notes (the “Optional Redemption”).

Upon exercise of the Optional Redemption and in accordance with the terms of the Master Trust Deed and any other relevant transaction document, WBC purchased the Trust’s assets on April 6, 2005 for $195,100,262.05, and the Issuer Trustee used the proceeds of this sale and the amounts on deposit in its collection account for the Trust to redeem the Notes on April 19, 2005. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Master Trust Deed, the Security Trustee will release the mortgaged property and related assets from the charge and the Security Trust Deed and will discharge the Security Trust Deed (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Security Trust Deed).

There are no prepayment or other penalties under the Security Trust Deed, the Master Trust Deed or related documents in connection with the Optional Redemption and redemption of the Notes.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description set forth above under Item 1.02 of this report is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf, as Trust Manager for Series 1998-1G WST Trust, by the undersigned hereunto duly authorized.

April 21, 2005	Westpac Securitisation Management Pty Limited, in its capacity as trust manager of the Series 1998-1G WST Trust, (Registrant)

	By:	/S/ RACHELLE HALL
	Name:	Rachelle Hall
	Title:	Authorised Representative

	By:	/S/ CHRIS BANNISTER
	Name:	Chris Bannister
	Title:	Authorised Representative

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